UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 27, 2005

Manor Care, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-10858	34-1687107
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 N. Summit Street, Toledo, Ohio		43604-2617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-252-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On May 27, 2005, Manor Care, Inc. (the "Company") replaced its existing revolving credit facility with a new five-year $300 million unsecured revolving credit facility with JP Morgan Chase Bank, N.A., as Administrative Agent, Bank of America, N.A., as Syndication Agent, SunTrust Bank, UBS Securities LLC, and Merrill Lynch Bank USA, as Documentation Agents, and J.P. Morgan Securities Inc., as Sole Lead Arranger and Sole Book Manager ("New Credit Facility"). The New Credit Facility provides for up to $300 million of unsecured credit with an uncommitted option to increase the facility by up to an additional $100 million. The New Credit Facility includes a $125 million sublimit for letters of credit. The New Credit Facility is guaranteed by substantially all of the subsidiaries of the Company.

The Company can borrow under the New Credit Facility, at its option, on either a competitive advance basis or a revolving credit basis. Competitive borrowings will bear interest at market rates prevailing at the time of the borrowing on either a fixed rate or a floating rate basis, at the Company’s option. Revolving borrowings will bear interest at either the Prime Rate or Offshore Rate plus a margin. The Company will pay a facility fee on the total commitment. The Margin over the Offshore Rate and the facility fee are based on the Company’s leverage ratio. The credit commitment expires on May 27, 2010.

The New Credit Facility contains certain restrictive and financial covenants as well as certain events of default, including financial covenants regarding fixed charge coverage and maximum leverage ratios.

A copy of the credit agreement for the New Credit Facility will be filed as an exhibit to the Form 10-Q for the quarterly period ended June 30, 2005.

Item 1.02. Termination of a Material Definitive Agreement.

On May 27, 2005, the Company terminated its revolving credit facility, effective as of April 21, 2003 ("Old Credit Facility"). The Old Credit Facility provided for up to $200 million of unsecured credit, including a $100 million sublimit for letters of credit. The interest rate on borrowings was determined at the Company’s option at the Prime Rate or Offshore Rate plus a margin. A facility fee was required on the total commitment. The margin over the Offshore Rate and the facility fee were based on the Company’s leverage ratio.

Simultaneous with the termination of the Old Credit Facility, the Company entered into the New Credit Facility described in Item 1.01 of this Current Report on Form 8-K. There were no loans outstanding under the Old Credit Facility as of May 27, 2005.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As discussed above under Item 1.01, on May 27, 2005, the Company entered into the New Credit Facility. The Company has not received any advances under the New Credit Facility at this time.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Manor Care, Inc.

June 3, 2005	By:	Geoffrey G. Meyers

Name: Geoffrey G. Meyers
Title: Executive Vice President and Chief Financial Officer